UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2020

SIGMA LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38015	27-1865814
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 438-2576

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SGLB	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock, par value $0.001 per share	SGLBW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2020, Sigma Labs, Inc. (the “Company”) was informed by Frank Garofalo that he has resigned as a director of the Company, effective February 19, 2020. Mr. Garofalo has advised the Company that he resigned in order to cause the Company to regain compliance with Nasdaq’s majority of independent director requirement as set forth in Nasdaq Listing Rule 5605(b)(1), and not due to a disagreement with the Company on any matter regarding its operations, policies or practices.

Item 8.01 Other Events.

Nasdaq Compliance

As previously disclosed, on January 14, 2020, the Company received a notice from Nasdaq acknowledging the fact that the Company did not meet the requirements of Nasdaq’s majority of independent director requirement as set forth in Nasdaq Listing Rule 5605(b)(1) because the Company’s six-member Board of Directors was comprised of only three independent directors.

As a result of Frank Garofalo’s resignation as a director on February 19, 2020, the Company received a letter from Nasdaq on February 20, 2020 notifying the Company that the Company now complies with Nasdaq Listing Rule 5605(b)(1).

Limited Waiver

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2020, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Investors”) pursuant to which the Investors purchased from the Company shares of the Company’s Series D Convertible Preferred Stock (the “Preferred Shares”), warrants to purchase Common Stock (the “Common Warrants”) and warrants to purchase Preferred Shares. Under the Securities Purchase Agreement, the Company was required to reserve for issuance (the “Reserve Amount”) 121,704,222 common shares (the “Initial Reserve Amount”) representing 200% of the maximum number of common shares issuable pursuant to the conversion of the Preferred Shares and 150% of the maximum number of common shares issuable pursuant to the exercise of the Common Warrants. The Company was required to seek stockholder approval for the Initial Reserve Amount.

Effective February 18, 2020, Investors holding a majority of the securities specified in the Securities Purchase Agreement executed a limited waiver pursuant to which (i) the Company will seek to obtain stockholder approval at the upcoming Special Meeting of Stockholders to increase the authorized number of shares of Common Stock to 80,000,000 shares, and (ii) the Reserve Amount decreased from the Initial Reserve Amount to 62,801,111 shares, provided that the Company must promptly seek stockholder approval of an increase of the Reserve Amount to a number of shares at least up to the Initial Reserve Amount if and when the amount of issued and outstanding shares of common stock of the Company is 40,000,000 (subject to adjustment in each case for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the common stock).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2020	SIGMA LABS, INC.

	By:	/s/ John Rice
	Name:	John Rice
	Title:	President and Chief Executive Officer